Exhibit 10.1



                        FIRST AMENDMENT TO LOAN AGREEMENT



      FIRST AMENDMENT TO LOAN AGREEMENT ("First Amendment") made as of December 22, 2004 by and among GREG MANNING AUCTIONS, INC., a Delaware corporation (the "Borrower"), GREG MANNING AUCTIONS REAL ESTATE, LLC, a Delaware limited liability company (the "Mortgage Borrower") and PNC BANK, NATIONAL ASSOCIATION ("Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower and the Bank are parties to a certain Loan Agreement dated as of May 28, 2004;

      WHEREAS, the Borrower is sole member of the Mortgage Borrower which was formed by the Borrower to acquire the commercial office and warehouse facility occupied by the Borrower commonly known as 775 Passaic Ave., West Caldwell, New Jersey;

      WHEREAS, the Bank is willing to provide to the Borrower and the Mortgage Borrower a commercial mortgage loan to finance, in part, the Borrower's acquisition of such facility;

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

      1.    Definitions.

            (a) Capitalized terms used in this First Amendment without definition shall have the respective meanings assigned to such terms in the Agreement.

            (b) New defined terms, are added to Section 1.1 as follows:

            "Mortgage Borrower" shall mean Greg Manning Auctions Real Estate, LLC, a Delaware limited liability company.

            "Mortgage Loan" shall mean the credit facility extended by the Bank to the Borrower and the Mortgage Borrower under Article 2A of this Agreement.

            "Mortgage Note" shall have the meaning set forth in Section 2A.1.

            "Property" shall mean the real property and improvements located thereon commonly known as 775 Passaic Ave., West Caldwell, New Jersey, block 1402, lot 14 on the Tax Map of West Caldwell.


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            "Security Documents" shall mean the Security Agreements, the
      Mortgage and Security Agreement given by the Mortgage Borrower and all other documents granting security for the Obligations.

            (c) The following defined terms are amended and restated as follows:

            "Guarantor" shall mean each of Spectrum Numismatics International, Inc., a California corporation ("Spectrum"), Spectrum Auction Services, LLC, a Delaware limited liability company, Teletrade, Inc., a Delaware corporation ("Teletrade") Spectrum Numismatic Auctions, Inc., a California corporation, Ivy & Mader Philatelic Auctions, Inc., a Texas corporation, Greg Manning Galleries, Inc., a New York corporation, Kensington Associates, LLC, a California limited liability company, North American Certified Trading, LLC, a California limited liability company, Kingswood Coin Auctions, LLC, a Delaware limited liability company, Superior Sports Auctions, LLC, a Delaware limited liability company, Bowers & Merena Auctions, LLC, a Delaware limited liability company, Greg Manning Nutmeg Auctions, Inc., a Delaware corporation and, as to the Obligations other than the Mortgage Loan, the Mortgage Borrower.

            "Interest Payment Date" shall mean (i) as to the outstanding principal amount of the Line of Credit or the Mortgage Loan bearing interest based upon Prime Rate, the first day of each calendar month, and
      (ii) as to the outstanding principal amount of the Line of Credit or the Mortgage Loan constituting LIBOR Rate Loans, the last day of the LIBOR Rate Interest Period with respect thereto.

            "LIBOR Rate Interest Period" shall mean (1) the period of one month as to the portion, if any, as to which the Borrower has elected the LIBOR Rate Option with respect to the Mortgage Loan and each successive one month period thereafter and (2) the period of one, two, three or six months selected by the Borrower commencing on the date of the exercise of the LIBOR Rate Option as to any portion of the Line of Credit and each successive period selected by the Borrower thereafter; provided, that (i) if a LIBOR Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day; unless such day falls in the succeeding calendar month in which case the LIBOR Rate Interest Period shall end on the next preceding Business Day; (ii) the Borrower may not select a LIBOR Rate Interest Period that would end on a day after the end of the Line of Credit Term, and; (iii) any LIBOR Rate Interest Period that begins on the last business day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Rate Interest Period) shall end in the last business day of the last calendar month of such LIBOR Rate Interest Period.

            "LIBOR Rate Loan" shall mean (i) the portions of the outstanding principal balances of the Line of Credit as to which the LIBOR Rate Option is exercised and (ii) in the case of the exercise of the LIBOR Rate Option as to the Mortgage Loan, the entire outstanding principal balance of the Mortgage Loan.

            "LIBOR Rate Option" shall have the meaning set forth in Section 3.1(b).

            "Obligor" shall mean the Borrower, the Mortgage Borrower and each Guarantor.


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            "Prime Rate Loan" shall mean (i) the entire principal balance of the
      Mortgage Loan and (ii) the portions of the outstanding principal balance of the Line of Credit which, at any time, bear interest at the Prime-based Rate.

            2. New Article 2A. The Agreement is amended by the addition of a new
      Article 2A as follows:

            2A.1 Amount of Loan. Subject to the terms and conditions wet forth in this Agreement, on the date of the First Amendment the Bank will make a term loan to the Borrower and the Mortgage Borrower, jointly and severally, in the amount of $1,312,500 (the "Mortgage Loan"). The Mortgage Loan shall be evidenced by a note in the form of Exhibit E attached hereto (the "Mortgage Note").

            2A.2 Use of Proceeds. The proceeds of the Mortgage Loan shall be used to finance, in part, the acquisition by the Mortgage Borrower of the Property.

            2A.3 Repayment. The Mortgage Loan shall be repaid in fifty nine (59) equal monthly principal payments of $7,291.67, commencing on February 1, 2005 and continuing on 1st day of each month thereafter until December 1, 2009 and a final payment of $882,291.47 on January 1, 2010; provided, however, that the Bank may call the Mortgage Loan at any time, whether or not a Default or an Event of Default has occurred and is continuing (the "Call Option"), in which case the Mortgage Loan will be due and payable in full on the date one year and one day following the exercise of the Call Option; and, provided, further, if the Borrower terminates the Line of Credit, the Mortgage Loan will be payable in full on the date one year and one day following such termination.

            2A.4 Interest. The unpaid principal balance of the Mortgage Loan shall bear interest at a rate or rates selected by the Mortgage Borrower, from time to time, from the interest rate options set forth in Section
      3.1. The Mortgage Borrower may fix the interest rate on the Mortgage Loan by entering into an interest rate swap agreement for the full term of the loan with a counterparty reasonably satisfactory to the Bank. If the Bank is the counterparty to such a swap, all obligations of the Mortgage Borrower to the Bank arising therefrom shall be secured by the Collateral. If the Bank is not the counterparty, the swap shall be unsecured.

            3. Amendments of Article 3. Article 3 of the Agreement is amended as follows:

                  (a) Section 3.1 of the Agreement is amended and restated as follows:

                  3.1   Interest Rates.

            (a) Prime Rate. The outstanding principal amounts under the Line of Credit and the Mortgage Loan shall bear interest at a rate per annum equal to the Prime-based Rate, determined on the basis of a year of 360 days for the actual number of days elapsed, unless, as to a portion thereof, the Borrower elects the LIBOR Rate Option provided for in paragraph (b) below.


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            (b) LIBOR Rate Option. The Borrower shall have the option to elect, from time to time, that interest on portions of the outstanding principal amounts under the Line of Credit and the entire principal balance of the Mortgage Loan be calculated on the basis of the LIBOR rate (the "LIBOR Rate Option"). Each LIBOR Rate Loan shall bear interest at a rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (A) the LIBOR rate plus
      (B) (i) 250 basis points (2.50%) per annum in the case of the Line of Credit and (ii) 225 basis points (2.25%) per annum in the case of the Mortgage Loan, for the applicable LIBOR Rate Interest Period in an amount equal to the principal amount of the LIBOR Rate Loan and having a comparable maturity as determined at or about 11:00 a.m. (London time) two Business Days prior to the commencement of the LIBOR Rate Interest Period. In order to exercise the LIBOR Rate Option, the Borrower shall supply to the Bank, by 10:00 a.m. (Eastern time), at least two (2) Business Days prior to the date of a desired LIBOR Rate Loan or any renewal or conversion of a LIBOR Rate Interest Period, a completed and signed Notice of Conversion / Continuation substantially in the form of Exhibit B attached hereto, subject in each case to the following:

            (i) a LIBOR Rate Loan may not be converted into a Prime Rate Loan or continued as a new LIBOR Rate Loan at a time other than the last day of the LIBOR Rate Interest Period applicable thereto;

            (ii) no LIBOR Rate Loan may be continued as a new LIBOR Rate Loan and no Prime Rate Loan may be converted to a LIBOR Rate Loan when any Event of Default has occurred and is continuing;

            (iii) any portion of a LIBOR Rate Loan that cannot be converted into or continued as a LIBOR Rate Loan by reason of a provision of this Agreement or otherwise, automatically shall be converted at the end of the LIBOR Rate Interest Period in effect for such LIBOR Rate Loan to a Prime Rate Loan;

            (iv) on the last day of any LIBOR Rate Interest Period for a LIBOR Rate Loan, if the Borrower has failed to give notice of conversion or continuation as described in this section, such LIBOR Rate Loan shall automatically be converted to a Prime Rate Loan on the last day of such then expiring LIBOR Rate Interest Period;

            (v) a LIBOR Rate Loan with respect to the Line of Credit must be at least $500,000 or a whole multiple of $10,000 in excess thereof; and

            (vi) at no time shall more than four (4) LIBOR Rate Loans be outstanding with respect to the Line of Credit.

            4. Conditions Precedent.

            The Bank shall have no obligation to make the Mortgage Loan unless the events set forth in (a) below shall have occurred and the Borrower and the Mortgage Borrower shall have delivered to the Bank, in form and substance satisfactory to the Bank and its counsel, the documents set forth in (b) below:


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            (a)   Events.

            (i) All proceedings taken in connection with the execution of this First Amendment and the execution and delivery of all other Loan Documents relating thereto shall be satisfactory to the Bank and its counsel;

            (ii) The Bank shall have received all reasonable fees and out-of-pocket expenses which are payable to the Bank or its counsel; and

            (iii) The Bank and its counsel shall have received such documents and papers as the Bank or counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Bank and its counsel.

            (b) Closing Documents.

            (i) The Mortgage Note, a Mortgage and Security Agreement, an Assignment of Rents and Leases and an Environmental Indemnity Agreement, duly executed by the Borrower and/or the Mortgage Borrower, as applicable.

            (ii) A Certificate of the Secretary of the Borrower certifying as to resolutions of the Board of Directors of the Borrower duly adopted and in full force and effect authorizing (a) the consummation of the transactions contemplated by this First Amendment and (b) officers to execute and deliver the applicable Loan Documents.

            (iii) Evidence of limited liability company authorization, certified by an appropriate person on behalf of the Mortgage Borrower, as being duly adopted and in full force and effect authorizing (a) the consummation of the transactions contemplated by this First Amendment and (b) officers to execute and deliver the applicable Loan Documents.

            (iv) Certificates of the appropriate Governmental Authorities, dated the most recent practicable date, showing that the Borrower and the Mortgage Borrower is organized and in good standing in its jurisdiction of organization and, in the case of the Mortgage Borrower, is qualified, and in good standing, as a foreign limited liability company in the State of New Jersey.

            (v) Copies of the Certificate of Formation and operating agreement of the Mortgage Borrower, certified by an appropriate person as true and complete.

            (vi) Evidence that the insurance policies provided for in Section
      7.6 of the Agreement and as required by the Mortgage and Security Agreement with respect to the Property are in full force and effect, with an appropriate loss payable clause in favor of the Bank.

            (vii) An opinion of Carol Meltzer, Esq., counsel to the Borrower and the Mortgage Borrower.

            (viii) A consent and waiver agreement from Capital Coin Fund.


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            (ix) A copy of the lease agreement in effect between the Borrower and the Mortgage Borrower having a term expiring no earlier than three months following the scheduled maturity date of the Mortgage Loan.

            (x) A phase I environmental site assessment of the Property.

            (xi) An appraisal of the Property performed by a licensed appraiser selected by the Bank reflecting a loan to value ratio of no greater than 75%.

            (xii) A marked-up title insurance commitment and /or a pro forma title insurance policy with respect to the Lien in favor of the Bank.

            (xiii) A current ATLA survey relative to the Property certified to the Bank.

            (xiv) Evidence of the closing of the acquisition of the Property by the Mortgage Borrower.

            (xv) UCC-1 Financing Statements identifying the Mortgage Borrower as the debtor.

            (xvi) Such additional information and documents and the Bank may request.

            5. Representations and Warranties.

            (a) Section 5.1 of the Agreement is amended and restated as follows:

            5.1 Corporate Existence; Compliance with Law. Each Obligor (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation or foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate or limited liability company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate of incorporation and by-laws or certificate of formation and operating agreement, as applicable; and (vi) is in compliance with all applicable provisions of law and all of its contracts with third parties where the failure to comply would have a Material Adverse Effect.

            (b) The Borrower represents and warrants as follows:


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            (i) As of this date, no Event of Default has occurred and is continuing and no uncured Default exists. The Borrower (A) makes the representations and warranties set forth in Article 5 of the Agreement as to the Mortgage Borrower and (B) affirms same as to the other Obligors, as if set forth at length herein.

            (ii) Since February 2, 2004, there has been no material adverse change in the financial condition, operations, business or prospects of the Borrower taken as a whole.

            (iii) Each of the Borrower and the Mortgage Borrower has the power and authority to enter into this First Amendment and the execution hereof has been duly authorized by all requisite corporate or limited liability company action.

            (iv) The Mortgage Borrower was formed solely for the purpose of taking title to the Property, becoming a borrower of the Mortgage Loan and leasing the Property to the Borrower. Prior to the date hereof, the Mortgage Borrower has not engaged in any business. The Borrower is the only member of the Mortgage Borrower.

            6. Counterparts. This First Amendment may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

            7. Affirmation. Except as amended hereby, in all respects, the Agreement is ratified and confirmed.







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

      IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.


                                    GREG MANNING AUCTIONS, INC.


                                    By: /s/ Larry Crawford
                                       --------------------------------------
                                       Name:  Larry Crawford
                                       Title:  Executive Vice President

                                    GREG MANNING AUCTIONS REAL ESTATE, LLC

                                    By: GREG MANNING AUCTIONS, INC., SOLE MEMBER



                                    By: /s/ Larry Crawford
                                       --------------------------------------
                                       Name: Larry Crawford
                                       Title: Executive Vice President

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:_____________________________________
                                       Name:  John H. Prol
                                       Title: Vice President





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